EXHIBIT 99(c)

FOR RELEASE: Sept. 6, 2007 4 p.m. ET	MEDIA CONTACTS: Claudia Piccinin — 248-813-2942
Lindsey Williams — 248-813-2528

INVESTOR CONTACT: Al VanDenBergh — 248-813-2495
DELPHI ANNOUNCES DEFINITIVE SETTLEMENT WITH GENERAL MOTORS AND
PLAN OF REORGANIZATION
     TROY, Mich. — Delphi Corp. (OTC:DPHIQ) announced it has signed definitive settlement and restructuring agreements with General Motors Corp. (GM) and will file its proposed Joint Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York later today. Copies of these documents, which remain subject to approval by the Bankruptcy Court as part of the reorganization plan confirmation process, will be posted on www.delphidocket.com later today.
     Delphi’s comprehensive settlement with GM resolves all outstanding issues between Delphi and GM including: litigation commenced in March 2006, by Delphi, to terminate certain supply agreements with GM; all potential claims and disputes with GM arising out of the separation of Delphi from GM in 1999; certain post-separation claims and disputes between Delphi and GM; the proofs of claim filed by GM against Delphi in Delphi’s Chapter 11 cases; GM’s treatment under Delphi’s proposed plan of reorganization; and various other legacy and ordinary course business matters between the companies.
     The proposed Plan and related Disclosure Statement includes detailed information regarding the treatment of claims and interests, the company’s five-year business plan, events leading up to and during Delphi’s Chapter 11 cases, and an outline of the plan investor agreement and rights offering. Delphi’s emergence timetable calls for the company to obtain exit financing commitments early in the fourth quarter of 2007.
     The proposed plan also outlines Delphi’s transformation centering around five core areas:
•	Agreements reached with all principal U.S. labor unions which create a competitive arena in which to conduct its business;

•	Agreements with General Motors outlining its financial support for certain legacy and labor costs and certain future business commitments to Delphi;

•	Delphi’s future product portfolio and manufacturing footprint;

•	Delphi’s planned transformation of its salaried workforce and progress in reducing SG&A to support its realigned portfolio; and

•	Delphi’s plans to fund its U.S. defined benefit programs.

     “Today’s filing of Delphi’s Plan of Reorganization and Disclosure Statement is a significant milestone for our company,” said Rodney O’Neal, Delphi CEO and president. “Each of the numerous moving pieces to our transformation are coming together. In recent months, we have announced a new equity investment agreement with our Plan Investors and agreed on consensual distributions with our Statutory Committees for both our creditors and equity holders. Additionally, we completed our labor transformation with our six U.S. unions, settled complex multi-district ERISA and securities litigation, and finalized comprehensive settlement and restructuring agreements with GM. While achieving these transformation objectives, we also continued to support our customers and deliver operational excellence every step of the way. Delphi has made great progress toward its stated transformation goals and is intensely focused on completing the remaining items in order to successfully emerge from Chapter 11 as a more competitive technology leader.”
PLAN OF REORGANIZATION FRAMEWORK
     Delphi’s plan of reorganization (the “Plan”) is based upon a series of global settlements and compromises that involve every major group of constituents in Delphi’s reorganization cases, including: Delphi, its principal U.S. labor unions, GM, the statutory creditors’ and equity holders’ committees appointed in Delphi’s Chapter 11 cases and the lead plaintiffs in certain securities and ERISA multidistrict litigation.
     The Plan provides for a recovery through a plan distribution of reorganized Delphi common stock and cash amounting to the principal amount of the claim plus accrued interest at a negotiated plan value for general unsecured creditors, and agreed upon distributions to other classes of creditors and interests. GM will receive a $2.7 billion cash distribution in satisfaction of certain of its claims against Delphi. As part of the settlement of the multidistrict ERISA and securities litigation, distributions will be made under three plan classes using plan currency in the same form, ratio, and treatment as what will be used to satisfy the holders of general unsecured claims. Allowed claims and interests for these three plan classes total $24.5 million for the ERISA plan class and a total of $204 million for the debt securities class and the common stock securities class. Holders of existing Delphi common stock will receive a distribution of shares of reorganized Delphi, five-year warrants exercisable to purchase shares of reorganized Delphi, and transferable and non-transferable subscription rights to purchase shares of reorganized Delphi.
     The settlements embodied by the Plan feature rights offerings that will be conducted after confirmation of the Plan and which will allow Delphi’s common stockholders, who are holders of shares of Delphi common stock as of the date when the Confirmation Hearing commences, to purchase, (i) through the exercise of transferable rights, approximately 28 percent of the common stock of reorganized Delphi at a discount to the negotiated plan value, and (ii) through the exercise of non-transferable rights, up to $572 million worth of shares (in the aggregate) of reorganized Delphi at the negotiated plan enterprise value price of $45.00 per share.

     The rights offerings are expected to commence following confirmation of Delphi’s plan of reorganization and conclude 30 days thereafter prior to Delphi’s emergence from Chapter 11 reorganization.
     The rights will be issued only to those individuals who are holders of Delphi’s existing common stock as of the date the Confirmation Hearing commences and after the Bankruptcy Court has confirmed the company’s Plan and the SEC has approved Delphi’s registration statement for the Rights Offerings.
LABOR TRANSFORMATION
     Delphi previously negotiated and signed Memoranda of Understanding with each of its six U.S. unions and GM covering site plans, workforce transition as well as other comprehensive transformational issues. In addition, pursuant to the previously announced attrition agreements, over 24,000 employees voluntarily retired, accepted buy outs or opted to flow back to GM within provisions of negotiated attrition plans. Delphi will continue to own and operate four UAW-represented sites, three IUE-CWA-represented sites and one USW-represented site. Additionally, 25 North American sites will be sold or closed.
GM SETTLEMENT AGREEMENTS
     Pursuant to the company’s Plan, subject to Bankruptcy Court approval as part of the plan confirmation process, Delphi and GM have entered into comprehensive settlement agreements consisting of a Global Settlement Agreement (the “GSA”) and a Master Restructuring Agreement (the “MRA”). Most obligations set forth in the GSA are to be performed upon the occurrence of the Effective Date of the Plan or as soon as reasonably possible after. By contrast, resolution of most of the matters addressed in the MRA will require a significantly longer period that will extend for a number of years after confirmation of the Plan.
     The GSA is intended to resolve outstanding issues among Delphi and GM that have arisen or may arise before Delphi’s emergence from Chapter 11, and will be implemented by Delphi and GM in the short term. The GSA addresses, among other things, commitments by Delphi and GM regarding OPEB and pension obligations, other GM contributions with respect to labor matters, releases, and claims treatment.
•	GM will make significant contributions to cover costs associated with certain post-retirement benefits for certain of the company’s active and retired hourly employees, including health care and life insurance;

•	Delphi will freeze its Hourly Pension Plan as soon as possible following the Effective Date, as provided in the union settlement agreements, and GM’s Hourly Pension Plan will become responsible for certain future costs related to Delphi’s Hourly Pension Plan;

•	Delphi will transfer certain assets and liabilities of its Hourly Pension Plan to the GM Hourly Pension Plan, as set forth in the union term sheets;

•	Shortly after the effective date, GM will receive an interest bearing note from Delphi in the amount of $1.5 billion to be paid within 10 days of its issuance;

•	GM will make significant contributions to Delphi to fund various special attrition programs, consistent with the provisions of the union Memorandum of Understanding;

•	GM and certain related parties and Delphi and certain related parties will exchange broad, global releases (which will not apply to certain surviving claims as set forth in the GSA); and

•	On the Effective Date, subject to certain surviving claims in the GSA and in satisfaction of various GM claims, Delphi will pay GM $2.7 billion, and the GM Proof of Claim will be settled.
     The MRA is intended to govern certain aspects of Delphi and GM’s commercial relationship following Delphi’s emergence from Chapter 11. The MRA addresses, among other things, the scope of GM’s existing and future business awards to Delphi and related pricing agreements and sourcing arrangements, GM commitments with respect to reimbursement of specified ongoing labor costs, the disposition of certain Delphi facilities, and the treatment of existing agreements between Delphi and GM.
•	Through the MRA, Delphi and GM have agreed to certain terms and conditions governing, among other things:
•	the scope of existing business awards, related pricing agreements, and extensions of certain existing supply agreements;

•	GM’s ability to move production to alternative suppliers; and

•	Reorganized Delphi’s rights to bid and qualify for new business awards.
•	GM will make significant, ongoing contributions to Delphi and Reorganized Delphi to reimburse the company for labor costs in excess of $26 per hour at specified manufacturing facilities;

•	GM and Delphi have agreed to certain terms and conditions concerning the sale of certain of its non-core businesses;

•	GM and Delphi have agreed to certain additional terms and conditions if certain of its businesses and facilities are not sold or wound down by certain future dates (as defined in the MRA); and

•	GM and Delphi have agreed to the treatment of certain contracts between Delphi and GM arising from Delphi’s separation from GM and other contracts between Delphi and GM.
PRODUCT PORTFOLIO
     Delphi previously announced plans to focus its product portfolio on those core technologies for which the company has significant competitive advantages and can provide the greatest support and differentiation to its customers in automotive, aftermarket, consumer electronics, and adjacent markets such as commercial vehicles, medical systems, computers, aerospace and transportation products. To that end, the company is focusing the organization on the following core strategic product lines:

•	Controls & Security (Body Security, Mechatronics, and Displays);

•	Electrical/Electronic Architecture (Electrical/Electronic Distribution Systems, Connection Systems, and Electrical Centers);

•	Entertainment & Communications (Audio, Navigation, and Telematics);

•	Powertrain (Diesel and Gas Engine Management Systems);

•	Safety (Occupant Protection and Safety Electronics); and

•	Thermal (Climate Control & Powertrain Cooling).
     During these Chapter 11 cases, Delphi has made substantial progress in identifying and implementing the sale (or receiving Bankruptcy Court approval to sell) or wind down of those facilities and business lines that do not support the company’s future strategic framework, including:
•	The sale of the brake hose manufacturing business in Dayton, Ohio to Harco Manufacturing Group, LLC.

•	The settlement of a social plan in the “Concurso,” or Spanish insolvency proceeding, of Delphi Automotive Systems Espana S.L.;

•	The sale of the brake components business, including a manufacturing plant in Saltillo, Mexico, to Robert Bosch LLC and its affiliate Frenados Mexicanos, S.A. de C.V.;

•	The sale of substantially all of the assets of MobileAria, Inc. to Wireless Matrix USA, Inc.;

•	The sale of a New Brunswick, N.J., battery manufacturing facility to Johnson Controls, Inc.;

•	The wind-down of a Delphi Medical Texas facility in Houston, Texas;

•	The consolidation of fuel injector production in Rochester, New York during 2006-2007, which allowed the Debtors to wind down a manufacturing facility in Coopersville, Michigan;

•	The sale of the catalyst business to Umicore;
     The company has also been in discussions regarding the sale of Delphi’s steering, bearings and interior and closures businesses. The company will continue with its stated plans to sell or wind-down additional non-core product lines and manufacturing sites through 2008.
SALARIED RESTRUCTURING
     On Jan. 1, 2007, Delphi implemented a new organizational structure surrounding the company’s Product Business Units (PBUs) to increase focus on the product and customer. As part of its organizational restructuring, Delphi previously announced that it expects to reduce its global salaried workforce by as many as 8,500 employees. In addition, Delphi has commenced the implementation of an SG&A cost savings plan, which should realize savings of approximately $450 million per year (in addition to savings realized from competitive measures planned for its core businesses and the disposition of non-core assets) and includes the following initiatives:
•	streamlining of the corporate structure of the organization;

•	streamlining of divisional/product business units’ SG&A in finance, human resources, and customer interaction processes;

•	transformation of information technologies, the creation of information technologies shared services and the exploration of other opportunities to reduce costs; and

•	creation of a finance, human resources, and sales shared services organization.
     Also, as part of its equity investment agreement, Delphi is implementing a competitively-benchmarked executive compensation program for its continuing salaried executives as part of its plan of reorganization and emergence from Chapter 11.
PENSION PLANS
     One of Delphi’s principal goals throughout Chapter 11 was to retain the benefits accrued under the existing defined benefit U.S. pension plans for both the hourly and salaried workforce. To accomplish this, Delphi will freeze the current hourly and salaried U.S. pension plans as of the first of the month following the Effective Date of the Plan and replace them with contemporary plans.
     As part of the resolution of its pension issues, Delphi obtained temporary waivers of its minimum funding requirements from the IRS and the PBGC, under the hourly plan and the salaried plan. By obtaining the waivers, Delphi can delay its minimum funding requirements from June 15, 2007, through the expected Effective Date of its Plan of Reorganization.
     Delphi will also facilitate the transfer of $1.5 billion of the company’s net hourly pension obligations to GM’s Hourly Pension Plan under applicable federal law. On the date of such transfer, GM will receive a note in the principal amount of $1.5 billion that will be paid in full within 10 days of issuance. This transfer facilitates Delphi’s resolution of its pension issues and will help allow Delphi to make up required contributions to the plans that were not made in full during Chapter 11.
EQUITY INVESTMENT AGREEMENT
     On July 18, 2007, Delphi announced that it had accepted a proposal for an Equity Purchase and Commitment Agreement with affiliates of lead investor Appaloosa Management L.P.; Harbinger Capital Partners Master Fund I, Ltd.; Merrill Lynch, Pierce, Fenner & Smith Inc.; UBS Securities LLC; Goldman Sachs & Co.; and Pardus Capital Management, L.P. (collectively the “Plan Investors”) to invest up to $2.55 billion in preferred and common equity in reorganized Delphi to support the company’s transformation plan and its plan of reorganization.
     Under the terms of the Equity Purchase and Commitment Agreement, the Plan Investors will purchase $800 million of convertible preferred stock and approximately $175 million of common stock in the reorganized company. Additionally, the Plan Investors will commit to purchasing any unsubscribed shares of common stock in connection with an approximately $1.6 billion rights offering that will be made available to existing common stockholders subject to approval of the Bankruptcy Court and satisfaction of other terms and conditions.

     While today’s filing of the Plan and related Disclosure Statement was made by Delphi after consultation with the Plan Investors, the Plan Investors have not approved the Plan or related Disclosure Statement and today’s filing does not waive or modify any of Delphi’s or the Plan Investors’ rights and/or obligations under the Investment Agreement.
EXIT FINANCING
     In addition to the equity funds to be raised from the Plan Investors and the proposed Rights Offerings, the company is in discussions with lenders of syndicated debt and corporate high-yield debt to raise an amount sufficient to repay the DIP facilities and conduct its post-reorganization operations. Delphi’s emergence timetable calls for the company to obtain exit financing commitments early in the fourth quarter of 2007.
EMERGENCE CORPORATE GOVERNANCE STRUCTURE
     The company’s recently concluded Equity Purchase and Commitment Agreement with its Plan Investors details certain corporate governance provisions for the reorganized Delphi. Under the terms of the proposed plan, reorganized Delphi would be governed by a new nine-member Board of Directors including an Executive Chairman and the company’s current CEO. Subject to certain conditions, a super-majority of the directors (6 of 9) would be required to be independent of reorganized Delphi under applicable exchange rules and independent of the Plan Investors.
     A five-member selection committee has been formed to select the company’s post-emergence Executive Chairman, to interview and approve all directors nominated for the Board, and make the initial appointment of directors to all Board committees.
ABOUT DELPHI’S CHAPTER 11 CASE
     Delphi’s Chapter 11 cases were filed on October 8, 2005, in the United States Bankruptcy Court for the Southern District of New York and were assigned to the Honorable Robert D. Drain under lead case number 05-44481 (RDD).
     The Adequacy Hearing for the Disclosure Statement is scheduled for Oct. 3, 2007. Approval of the Disclosure Statement and related voting solicitation procedures would permit the company to solicit acceptances of the proposed Plan of Reorganization and seek confirmation of the Joint Plan of Reorganization by the Bankruptcy Court later this year.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
     More information on Delphi’s U.S. restructuring and access to court documents, including all of the documents referenced in this press release and other general information about the Chapter 11 cases, is available at www.delphidocket.com.

     Information on the case can also be obtained on the Bankruptcy Court’s website with Pacer registration: http://www.nysb.uscourts.gov. For more information about Delphi and its operating subsidiaries, visit Delphi’s website at www.delphi.com.
FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi, may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility; the terms of any reorganization plan ultimately confirmed; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; the Company’s ability to satisfy the terms and conditions of the revised Equity Purchase and Commitment Agreement; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Potential Divestitures, Consolidations and Wind-Downs” of the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to each of these constituencies. A plan of reorganization could result in holders of Delphi’s common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Delphi’s common stock or other equity interests or any claims relating to prepetition liabilities.
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